Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Investment Quality Municipal Fund, Inc.
811-6264

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results are as follows:

 <c>Common and Preferred Shares voting together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
             8,714,883
                    1,143
   Against
                690,751
                          -
   Abstain
                322,309
                          -
   Broker Non-Votes
             3,065,035
                          -
      Total
           12,792,978
                    1,143



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
             8,697,737
                    1,143
   Against
                714,010
                          -
   Abstain
                316,196
                          -
   Broker Non-Votes
             3,065,035
                          -
      Total
           12,792,978
                    1,143

Proxy materials are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090064.